MASTER UPREIT FORMATION AGREEMENT

THIS MASTER UPREIT FORMATION AGREEMENT (this “Agreement”) is dated as of July 13, 2016 by and between American Housing Income Trust, Inc., a Maryland corporation (“AHIT”), and Northern New Mexico Properties, LLC, a New Mexico limited liability company (“Northern”). All terms not otherwise defined in this Agreement shall have the meanings set forth in Section 2 below. The following Schedules and Exhibits will be incorporated herein and merged with this Agreement as of the Closing Date:

Schedule A Northern Affiliates

Schedule B Northern Properties

Exhibit A Registration Rights Agreement

Exhibit B Limited Liability Partnership Agreement

Exhibit C Limited Liability Partnership Certificate

Exhibit D Northern Property Indebtedness

1. PURPOSE. AHIT is structured with the intent to operate as a real estate investment trust in tax year 2016. However, AHIT has made no representations that it will be operating as a real estate investment trust. At the time of this Agreement, AHIT holds itself out as a publicly reporting real estate investment holding company that acquires, operates and maintains single family residence, and rents such residence to tenants that meet certain criteria set by management. AHIT and Northern have entered into this Agreement for the purpose of setting forth the terms of the Transactions, as defined below, pursuant to which they shall create an umbrella partnership real estate investment trust, or commonly referred to as an “UPREIT,” which will serve as a subsidiary limited partnership of AHIT.

The UPREIT shall acquire from Northern the Northern Properties in exchange for limited liability partnership interests, defined herein as “Units,” in the UPREIT. AHIT and the UPREIT shall thereafter operate under the name “AHIT Northern NM Properties, LLP, a Maryland limited liability partnership” (“AHIT Northern”) with the general partner being AHIT. AHIT Northern, shall directly or indirectly own, in full or in part and in fee simple or leasehold interests, single family residential properties; however, upon the occurrence of those events set forth in the UPREIT Agreement, AHIT Northern shall deed the contributed properties back to Northern, and this Agreement, and all related agreements incorporated herein shall be void, except for those provisions intended by the parties to survive termination.

The parties’ intent in forming AHIT Northern is to create a partnership designed to reduce risk and increase diversification of real estate holdings, and to seize an opportunity for estate and tax planning purposes. AHIT shall retain 1% of the Units, but waives any rights to convert its Units under Section 721 of the “Code” into “AHIT Common Stock,” both terms defined below, and Northern shall retain 99% of the Units with the right to convert its Units under Section 351 and Section 721 of the into AHIT Common Stock. Upon the occurrence of the conversion by Northern of the Units into AHIT Common Stock, AHIT shall be the sole owner of all General Partner and Limited Partner interests in AHIT Northern. On the terms and subject to the conditions set forth herein, the parties agree to execute and deliver such additional agreements and undertake such additional actions as further provided herein.

“AHIT Common Stock” shall mean the restricted common stock, $.01 par value, of AHIT, which is currently listed on the OTCQB.

“AHIT Material Adverse Effect” shall mean an effect that would reasonably be expected to be material and adverse to the financial condition, business, or results of operations of AHIT, or to the number of beneficial or record shareholders of AHIT Common Stock, or that would materially and adversely affect the ability of AHIT or the UPREIT to consummate the Transactions.\

  “Closing” shall mean the closing of the Transactions.

“Closing Date” shall mean the date at which all of the Transactions are consummated.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Units” shall mean limited liability partnership interests of the UPREIT. The Units will be exchangeable into shares of AHIT Common Stock initially on a one-for-one basis, provided that holders of Units issued at the Closing may not exchange their Units into shares of AHIT Common Stock prior to the first anniversary of the Closing. The Units otherwise will have the rights, preferences, terms and conditions set forth in the UPREIT Agreement.

“Contributed Assets” shall mean certain tangible and intangible assets, including engineering reports, feasibility studies, contract rights, market studies and other intangibles owned by Northern related to the Northern Properties, all of which shall be contributed by Northern to the UPREIT at Closing.

“Contributed Interests” shall mean Northern’s interest in a Northern Property.

“Contribution Agreement” shall mean the Contribution Agreement in a form reasonably agreed among AHIT and Northern to be executed within thirty (30) days after the execution of this Agreement; and each Contribution Agreement shall relate to the particular Northern Property that is owned, directly or indirectly, fully or in part and whether in fee simple or through a ground lease, by the Northern Affiliate, where applicable, in which such Northern Member owns a membership interest. AHIT shall be an intended third party beneficiary to each Contribution Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Filing” shall mean any report, form, schedule or other documents requested to be filed or filed with the SEC pursuant to the Exchange Act.

“Gross Asset Value” shall mean the value of each Northern Property set forth in the Contribution Agreement for such Northern Property.

“Knowledge” shall mean, in the case of AHIT, the actual knowledge of Sean Zarinegar, and, in the case of Northern, Jerry Lopez and Les Guiterrez, each of them or their designees.

“Members Instrument” shall mean the instrument required under each Contribution Agreement to be executed by Northern at Closing in order to convey its Contributed Interest in the Northern Properties.

“Net Asset Value” shall mean, for each Northern Property, the amount equal to (a) the difference between (i) the Gross Asset Value minus (ii) the amount, including accrued and unpaid interest, of the Northern Properties Indebtedness encumbering such Northern Property at Closing, as adjusted by (b) the net adjustments for the Closing prorations contemplated by this Agreement and the applicable Contribution Agreement.

“Permitted Common Dividends” shall mean regular quarterly dividends declared (whether or not paid) with respect to AHIT Common Stock.

“Person” shall mean any individual, trust or entity of any nature.

“Northern Affiliates” shall mean, collectively, the Northern Members or those entities, if any, identified on Schedule A. “Northern Affiliate” shall mean any one (1) of the Northern Affiliates.

 “Northern Material Adverse Effect” shall mean an effect that would reasonably be expected to be material and adverse to the financial condition, business, or results of operations of Northern, the Northern Affiliates and the Northern Properties, taken as a whole, or that would materially and adversely affect the ability of Northern and the Northern Affiliates, taken as a whole, to consummate the Transactions.

“Northern Members” shall mean the members of the Northern Affiliates holding any interest in the Northern Properties prior to Closing, as more particularly identified, with each of their respective “Northern Membership Interests,” on schedules delivered by Northern at closing. “Northern Member” shall mean any one (1) of the Northern Members.

“Northern Operating Agreement” shall mean any agreement of operation for Northern or any Northern Affiliate subject to obligations under this Agreement.

“Northern Properties” shall mean, collectively, the properties identified on Schedule B. “Northern Property” shall mean any one (1) of the Northern Properties. As will be addressed in more detail in the relevant Contribution Agreement: (a) certain Northern Affiliates directly or indirectly own certain of the Northern Properties in fee simple; (b) certain Northern Affiliates directly or indirectly own leasehold interests in certain of the Northern Properties; (c) certain Northern Affiliates directly or indirectly own less than one hundred percent (100%) of certain Northern Properties, in a tenancy-in-common with an unrelated third party; (d) certain Northern Affiliates directly or indirectly own less than one hundred percent (100%) of certain Northern Properties in a joint venture relationship with an unrelated third party; and (e) certain Northern Affiliates directly or indirectly own a Northern Property through a condominium. In the case of all of (c), (d) and (e), however, the Northern Affiliates directly or indirectly hold day-to-day operational control over the pertinent Northern Properties.

“Northern Properties Indebtedness” shall mean, for any Northern Property, the unpaid mortgage debt secured by such Northern Property (it being understood, however, that the collateral for such indebtedness may, depending on the Northern Property in question, be a lien encumbering fee simple title, a leasehold estate or an ownership interest in a condominium); provided that, in the case of any Northern Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such Northern Property, such amount shall reflect only that percentage of the indebtedness equal to the percentage ownership represented by such Contributed Interests relating to such Northern Property. For example, the Northern Properties Indebtedness would equal $1 million if the Northern Property was encumbered with $10 million of indebtedness and the interest of the Northern Affiliate was ten percent (10%) of the ownership interests in such Northern Property. The Northern Properties Indebtedness is expected to aggregate approximately $206,619 at Closing.

“Pursuit Costs” are all out-of-pocket professional and other costs and expenses incurred in connection with all document preparation, negotiation, due diligence, regulatory approval and other actions or undertakings, incident to, in preparation for or in anticipation of this Agreement, the consummation of the Transactions, whether with respect to the Northern Properties, the UPREIT, or otherwise, all of which are being contributed by AHIT under the UPREIT Agreement.

“Registration Rights Agreement” shall mean the Master Registration Rights Agreement in the form attached as Exhibit A or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement, to be entered into at Closing among AHIT and Northern, pursuant to which AHIT shall give Northern certain registration rights (commonly known as “demand” and “piggyback” registration rights) with respect to AHIT Common Stock.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Board of Directors Approval” shall mean the approval and adoption by the Board of Directors of AHIT of this Agreement and the Transactions, all in satisfaction of the requirements the Articles of Incorporation and Bylaws of AHIT, as amended, and any applicable statute under Maryland law.

“Superior Proposal” shall mean any bona fide, written and unsolicited acquisition proposal made by a Person that is not an Affiliate of AHIT for a transaction which would result in AHIT ceasing to hold all or substantially all of AHIT’s assets, taken as a whole, in either case in exchange for consideration consisting solely of cash or securities traded on a registered national securities exchange or a combination thereof and not subject to a financing contingency and otherwise on terms that the Board of Directors of AHIT determines, in its good faith judgment (and taking into account all of the terms and conditions of such acquisition proposal, including any break-up fees, expense reimbursement provisions, conditions to consummation, the ability of the Person making the acquisition proposal to finance the transaction, timing of the closing thereof, as well as any revisions to the terms of the Transactions or this Agreement proposed by Northern after being notified pursuant to Section 14.7) are more favorable to AHIT’s shareholders from a financial point of view than the Transactions (after taking into account any revised terms thereof) and is reasonably likely to be completed without undue delay.

“Title Insurance Company” shall mean the title company mutually agreed upon by the parties prior to Closing.

“Transactions” shall mean collectively all of the transactions and corporate actions contemplated by this Agreement, including the Exhibits hereto.

“UPREIT” shall mean AHIT Northern NM Properties, LLP, a Maryland limited liability partnership to be formed, and whose sole general partner shall be AHIT and which will be the operating partnership or “umbrella partnership” in AHIT’s umbrella partnership real estate investment trust structure. “UPREIT” shall also include (a) any entity or entities controlled by the UPREIT or AHIT and designated by the UPREIT to acquire any of the Contributed Interests, and (b) any directly or indirectly wholly owned subsidiary entities of AHIT Northern NM Properties, LLP designated by the limited partnership to enter into agreements relating to real estate or to own real estate for and on behalf of the limited partnership excluding all “Taxable REIT Subsidiaries,” as defined in Section 856(l) of the Code.

“UPREIT Agreement” shall mean the limited liability partnership agreement of the UPREIT in the form attached hereto as Exhibit B or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement.

“UPREIT Certificate” shall mean the certificate of formation of the UPREIT in the form attached hereto as Exhibit C or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement.

2. BOARD OF DIRECTORS’ APPROVAL. AHIT, acting through its Board of Directors, shall, subject to, and in accordance with, applicable law, (i) promptly and duly call, give notice of, convene and hold as soon as practicable, a meeting of the Board of Directors (the “Board of Directors Meeting”) for the purpose of voting to approve and adopt this Agreement and the Transactions, (ii) recommend approval and adoption of this Agreement and the Transactions by the Board of Directors of AHIT, and (iii) take all reasonable action to solicit and obtain such approval.

3. CONTRIBUTION.

3.1 Formation. AHIT shall form the UPREIT prior to Closing by filing the UPREIT Certificate with the State of Maryland Department of Assessments and Taxation (Corporate Charter Division) and adopting the UPREIT Agreement. AHIT shall be the general partner of the UPREIT.

3.2 Northern Members Contribution. Pursuant to the terms of this Agreement and pursuant to the Contribution Agreement, the UPREIT will acquire the Contributed Interests and Contributed Assets subject to and in accordance with the terms of the Contribution Agreement. As a result, the UPREIT will acquire (fully or in part) direct or indirect ownership of the Northern Properties, as more specifically described in the respective Contribution Agreement for each Northern Property. However, as set forth in the UPREIT Agreement, in the event of default by AHIT under the Master UPREIT Agreement and related agreements, or liquidation or bankruptcy of AHIT, the Contributed Interests, Contributed Assets and Northern Properties shall be quit claimed to Northern in consideration of mutual releases of liability.

3.3 Agreed Value. AHIT and Northern have agreed that the aggregate Gross Asset Values, including the value attributable to the Contributed Assets, is approximately $1,333,000 (prior to deducting the aggregate amount of the Northern Properties Indebtedness), subject to the prorations and adjustments provided in the applicable Contribution Agreement, or as otherwise provided herein.

3.4 Aggregate Unit Issuance. As consideration for the contribution of the Contributed Interests and the Contributed Assets to the UPREIT, Northern shall receive, or direct the issuance, in the aggregate, of Units having a value equal to One Hundred percent (100%) of an amount equal to the aggregate Net Asset Values (which would be approximately $1,126,381 on the date hereof).

3.5 Allocation Among Northern Members. The Units issuable at Closing shall be allocated as designated by Northern based upon a schedule prepared by Northern and delivered at Closing.

3.6 General Partner’s Contribution. Pursuant to the terms of this Agreement, at Closing, AHIT shall contribute to the UPREIT capital and resources to the Partnership, including but not limited to, property management resources, and legal, accounting and auditing costs, but not the assumption of the Northern Property Indebtedness as of the Closing Date, as set forth in Exhibit D. Rather, AHIT Northern shall assume the Northern Property Indebtedness upon closing of the Transactions. In consideration for AHIT’s contributions, AHIT shall acquire a general partner interest in the UPREIT and become the sole general partner of the UPREIT and shall be deemed to have made a contribution to the UPREIT in an amount equal to the book value of the consideration identified herein. AHIT shall have the rights, duties, privileges and obligations as the holder of the general partner interest and as the general partner of the UPREIT and be subject to the terms and conditions of the UPREIT Certificate and the UPREIT Agreement. In addition, AHIT shall be issued 1% of the Units, but has agreed to waive any and all rights associated with converting Units into AHIT Common Stock.

3.7 Intended Tax Treatment. The parties acknowledge that, except to the extent that any or all of Northern and the Northern Members receive any cash in consideration for the Contributed Interests or the Contributed Assets, the parties intend for the transfer of the Contributed Interests and the Contributed Assets in exchange for Limited Partnership Interests to result in no current recognition (i.e., a deferral) of gain or loss for federal income tax purposes pursuant to Section 721 (such treatment, the “Intended Tax Treatment”). The parties shall cooperate in all reasonable respects with Northern and the Northern Members to facilitate such treatment. Without limiting the generality of the foregoing sentence, the UPREIT and AHIT shall be responsible for costs associated with any Internal Revenue Service audit made directly of either or both of the UPREIT and AHIT relating to their respective operations.

3.8 Termination for Tax Purposes. Because the contribution of the Contributed Interests may cause certain Northern Affiliates to terminate for federal income tax purposes under Section 708(b) of the Code, the parties to this Agreement agree that the Contribution Agreement with respect to the Northern Properties shall provide that the Northern Members shall have the right and obligation to file any final tax returns for such Northern Affiliates. The parties intend that the foregoing contribution section shall not terminate or liquidate the Northern Affiliates under the laws of their jurisdiction of formation for any other purpose and that each Northern Affiliate shall continue to exist after Closing, with each Northern Affiliate continuing to own its interest in the Northern Property owned by such Northern Affiliate prior to Closing.

4. CLOSING. Closing shall take place on the Closing Date, at or around 9:00 MST by or before July 8, 2016, or at such other date, place or time as AHIT and Northern shall agree in writing, but shall be deemed effective as of 12:01 a.m. MST on the Closing Date.

5. REPRESENTATIONS AND WARRANTIES OF NORTHERN. Northern hereby represents and warrants to AHIT, which representations and warranties shall be true and correct on the date hereof and at Closing.

5.1 Authority. Northern is a limited liability company duly organized and in good standing under the laws of its jurisdiction of organization. Northern has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the Transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of Northern. This Agreement is the valid and binding obligation of Northern, enforceable against Northern in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines of general application.

5.2 Authority of Northern Affiliates. Each Northern Affiliate that is an entity is duly organized or incorporated, and in good standing under the laws of its jurisdiction of organization, and is authorized to do business in the state in which the Northern Property directly or indirectly owned (whether fully or in part) by such Northern Affiliate is located, except to the extent such failure to qualify would not have a Northern Material Adverse Effect. The copy of the Northern Operating Agreement of each Northern Affiliate delivered, or to be delivered, to AHIT is true, correct and complete in all material respects as of the date delivered. Each Northern Affiliate has all necessary power and authority to perform the Transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of each Northern Affiliate, except as set forth in any Contribution Agreement.

5.3 Title and Physical Condition. Northern and/or one or more Northern Affiliate (on a direct or an indirect basis) holds (fully or in part) fee simple or leasehold title to each Northern Property, as described in further detail in the Contribution Agreement. To the Knowledge of Northern, and except as otherwise provided in the Contribution Agreement, there is no existing patent or latent structural or other physical defect or deficiency in the condition of any Northern Property, or any component or portion thereof, that would have a Northern Material Adverse Effect. Northern acknowledges that since the Contribution Agreements and the corresponding title policies will reflect that the conveyance of the Northern Properties is “subject to” all liens and other encumbrances, its current lenders on the Northern Property Indebtedness may pursue causes of action against Northern (depending on which property and lender) for breaches of any applicable note, mortgage, deed of trust, or other existing obligations associated with the Northern Property Indebtedness.

5.4 Compliance with Existing Laws. To the Knowledge of Northern (i) no Northern Property is in violation of any material building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Northern Property or any part thereof, and (ii) the fee simple owner or ground lessee of each Northern Property possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of the Northern Property owned or ground leased, as the case may be, by it in the manner in which it is currently being operated, except, in each case where such violation or failure would not have a Northern Material Adverse Effect.

5.5 Litigation. No litigation is pending or, to Northern’s Knowledge, threatened, including administrative actions or orders relating to governmental regulations, against the fee simple owner or ground lessee of any Northern Property or affecting the use, operation or ownership of any Northern Property or any part thereof as contemplated herein, except, in any case, such as would not have a Northern Material Adverse Effect.

5.6 Environmental Matters. Northern has no Knowledge of any release, discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within any Northern Property that would have a Northern Material Adverse Effect. To Northern’s Knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of any Northern Property that would have a Northern Material Adverse Effect.

5.7 Northern Affiliate Liabilities. Except for (i) the Northern Property Indebtedness, (ii) any tenancy-in-common or joint venture agreement to which a Northern Property may be subject, and (iii) any accrued liabilities and obligations of the Northern Affiliate which are subject to Closing prorations pursuant to this Agreement, to the Knowledge of Northern, no Northern Affiliate shall have any material liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, except for the claims and liabilities described in the preceding sentence or otherwise described or disclosed in this Agreement (including the Schedules and Exhibits hereto), no Northern Affiliate has, to the Knowledge of Northern, received notice of, as of the date of execution of this Agreement, nor has any Knowledge of any basis for any, claim against (or liability of) the Northern Affiliate arising from the business done, transactions entered into or other events occurring prior to the Closing Date, which will not be discharged by the Northern Affiliate before the Closing Date.

5.8 Classified as Partnership or Disregarded Entity for Tax Purposes. Each Northern Affiliate that is an entity is, and at all times has been, properly administered and dealt with as a partnership or has been a disregarded entity for federal income tax purposes, and not as a “corporation”, “association” or “publicly traded partnership” taxable as a corporation.

5.9 Taxes. To the Knowledge of Northern, each Northern Affiliate has timely filed with the appropriate taxing authorities all returns (including without limitation informational returns and other material information) in respect of Federal, State and local taxes (collectively “Taxes”) required to be filed through the date hereof (and for which an extension has not been obtained) and will timely file any such returns required to be filed (i) on or prior to the Closing Date and (ii) with respect to all periods ending on or before the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All material Taxes of each Northern Affiliate in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, or will be subject to Closing proration pursuant to this Agreement and, to the Knowledge of Northern, each Northern Affiliate has no material liability for Taxes in excess of the amounts so paid. All material Taxes that each Northern Affiliate has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority and no material deficiencies for Taxes of any Northern Affiliate have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or threatened audits, investigations or claims for or relating to any material additional liability to any Northern Affiliate in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of Northern, is likely to result in a material additional liability for Taxes. To the Knowledge of Northern, there are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of any Northern Affiliate. No Northern Member is a person other than a United States person within the meaning of Section 7701 of the Code.

5.10 Disclosure. To the Knowledge of Northern, none of this Agreement, or any of the schedules, exhibits, agreement, documents, certificates or other items prepared or supplied to AHIT by, or on behalf of, Northern with respect to the Northern Properties or the Transactions contain any untrue statements of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. To the Knowledge of Northern, there is no fact that Northern has not disclosed to AHIT in writing and of which it has Knowledge that has had or would reasonably be anticipated to have a Northern Material Adverse Effect. Copies of all documents referred to herein or in the schedules hereto have been delivered or made available to AHIT, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

5.11 No Other Representation or Warranty. Except as expressly set forth in this Section 11, Northern makes no express or implied warranty of any kind whatsoever. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND EXCEPT TO THE LIMITED AND SPECIFIC EXTENT PROVIDED HEREIN OR IN ANY CONTRIBUTION AGREEMENT TO THE CONTRARY, CONTRIBUTION OF THE NORTHERN PROPERTIES IS ON A STRICT “AS-IS” BASIS.

6. CONDITIONS PRECEDENT OF NORTHERN PENDING CLOSING. From and after the date of this Agreement through the Closing Date, Northern covenants and agrees as follows:

6.1 Preparation of Exhibits. Northern shall use commercially reasonable efforts to agree to the forms of agreement contemplated to be attached as exhibits to this Agreement, such agreements to contain customary and other commercially reasonable terms and conditions.

6.2 Changes in Representations. Northern shall notify AHIT promptly if it becomes aware of any occurrence prior to the Closing Date that would make any of its representations, warranties or covenants contained herein not true in any material respect.

6.3 Review and Acceptance of Public Filings of AHIT. Northern shall not proceed to closing unless it has reviewed and deemed acceptable for purposes of its due diligence review, any and all filings by AHIT with the SEC.

7. REPRESENTATION AND WARRANTIES OF AHIT. AHIT hereby represents and warrants to Northern, which representations and warranties are true and correct on the date hereof, and at Closing, as follows:

7.1 Authority of AHIT. AHIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly authorized to do business and own properties in all jurisdictions in which it does business and owns properties. AHIT has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the Transactions contemplated by this Agreement. Except for the AHIT Board of Director Approval, the execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of AHIT. This Agreement is the valid and binding obligation of AHIT, enforceable against AHIT in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines of general application.

7.2 Exchange Act Reporting. AHIT has made all Exchange Act Filings required to be made under the Exchange Act. All such Exchange Act Filings made by AHIT are in all material respects true, correct and complete and complied, and all documents required to be filed by AHIT with the SEC after the date hereof and prior to the Closing will comply, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder. None of AHIT’s Exchange Act Filings contained, and shall not contain, any untrue statement of a material fact or omitted, or shall omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or shall be made, not misleading. The financial statements of AHIT included in AHIT’s Exchange Act Filings fairly present, and will fairly present, the financial position of AHIT, as at the respective dates thereof and the results of operations and cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

7.3 AHIT Common Stock. All shares of AHIT Common Stock exchangeable for Units issued in connection with the Transactions will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares of AHIT Common Stock were issued in compliance with, or in transactions exempt from, the registration requirements of applicable federal and state securities laws. The authorized capital stock of AHIT consists of 100,000,000 shares of AHIT Common Stock with a par value of $.01, and 10,000,000 shares of preferred stock with par value of $.00001. All issued and outstanding shares are fully paid and non-assessable. Other than those shares of AHIT Common Stock subject to the Stock Exchange and Restructuring Agreement, and/or Parent-Subsidiary and Operations Agreement with Performance Realty Management, LLC, and/or Employment Agreement with Sean Zarinegar, and certain issuances under director advisory agreements, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of AHIT. All dividends on the capital stock of AHIT that have been authorized or declared prior to the date hereof have been paid in full. By executing this Agreement, Northern has represented that it has reviewed all prior filings of AHIT at www.sec.gov/edgar.

7.4 Litigation. AHIT is not a party to any, and there are no pending or, to AHIT’s Knowledge, threatened legal, administrative, or arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AHIT or any of its assets that, individually or in the aggregate (i) would delay or prevent AHIT from performing its obligations hereunder, or (ii) would adversely affect the ability of AHIT to consummate the Transactions contemplated hereby.

7.5 Corporate Documents. The copies of the articles of incorporation of AHIT and Bylaws of AHIT, and the copies of all other books and records of AHIT delivered, or to be delivered to Northern, are true, correct and complete copies thereof as of the date delivered, and are true, correct and complete as reported with the SEC.

7.6 Compliance with Existing Laws. To AHIT’s Knowledge, AHIT is in compliance in all material respects in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses including the Sarbanes-Oxley Act of 2002. To AHIT’s Knowledge, AHIT possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of its business in the manner in which it is currently being operated by AHIT.

7.7 No Defaults. Neither the execution of this Agreement nor the consummation of the Transactions will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which AHIT is a party or by which AHIT or any of its assets are bound, (ii) violate any restriction, requirement, covenant or condition to which AHIT is subject or by which AHIT or any of its assets are bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to AHIT, or (iv) result in the cancellation of any contract or lease pertaining to any of AHIT’s assets. As of the date of this Agreement, AHIT is not a party to any confidentiality or standstill agreement with a Person that has made, or has indicated that it intends to make, an Acquisition Proposal.

7.8 Environmental Matters. AHIT has no Knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within any Northern Property or any contiguous real estate. To AHIT’s Knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the property of AHIT.

7.9 Taxes. AHIT currently does not qualify as a “real estate investment trust” within the meaning of Section 856(a) of the Code. Until such time it does, AHIT may incur liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including (but not limited to) any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any Tax arising from “redetermined rents,” “redetermined deductions” and “excess interest” described in Section 857(b)(7) of the Code. AHIT discloses that there presents a material risk that any Tax described in the preceding sentence will be imposed upon AHIT, or AHIT may not qualify as a real estate investment trust within the meaning of Section 856(a) of the Code. AHIT has not yet taken the requisite steps to qualify as a real estate investment trust by the Internal Revenue Service. AHIT and each predecessor of AHIT have timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of AHIT in respect of periods ending on or before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and AHIT has no material liability for Taxes in excess of the amounts so paid. All Taxes that AHIT has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of AHIT’s federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of AHIT have been claimed, proposed or assessed by any taxing or other governmental authority against AHIT. There are no pending or, to the Knowledge of AHIT, threatened audits, investigations or claims for or relating to any material additional liability to the AHIT in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of AHIT or its counsel, is likely to result in a material additional liability for Taxes. To the Knowledge of AHIT, there are no liens for Taxes (other than for current taxes not yet due and payable) on any of the assets of AHIT.

7.10 Disclosure Controls and Procedures. None of AHIT’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of AHIT. AHIT has systems of internal accounting controls effective in providing reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

7.11 Absence of Undisclosed Liabilities. Except for items for which reserves have been established in AHIT’s audited consolidated balance sheets contained in AHIT’s SEC reporting and which do not reflect any overstated assets, AHIT has not incurred, and is not legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors) on AHIT. AHIT has not knowingly made nor shall make any representation or covenant in any agreement pursuant to which any loans or other assets have been or will be sold by AHIT that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.

7.12 Absence of Certain Changes or Events. Except as disclosed in AHIT’s Exchange Act Filings, AHIT has conducted its business only in the ordinary course and there has not been any change that has a AHIT Material Adverse Effect.

7.13 AHIT Affiliated Transactions. Except for the agreements and arrangements referred to herein, no officer, director, employee, shareholder or Affiliate of AHIT or any Person related by blood or marriage to any such Person, is a party to any contract, agreement, arrangement, commitment or transaction with AHIT or has any interest in any property, right or asset owned or used by AHIT. All of such contracts, agreements, arrangements, commitments and transactions are on terms that are no less favorable to AHIT than the terms that could be obtained from an unrelated third party.

7.14 Disclosure. To the Knowledge of AHIT, none of this Agreement, or any of the schedules, exhibits, agreement, documents, certificates or other items prepared or supplied to Northern by, or on behalf of, AHIT with respect to AHIT or the Transactions contain any untrue statements of a material fact or omit a material fact necessary to make each statement contained herein or therein no misleading. To the Knowledge of AHIT, there is no fact that AHIT has not disclosed to Northern in writing and of which it has Knowledge that has had or would reasonably be anticipated to have an AHIT Material Adverse Effect. Copies of all documents referred to herein or in the schedules hereto have been delivered or made available to Northern, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

8. CONDITIONS PRECEDENT OF AHIT PENDING CLOSING. From and after the date of this Agreement through the Closing Date, AHIT covenants and agrees as follows:

8.1 Preparation of Exhibits. AHIT shall use commercially reasonable efforts to agree to the forms of agreement contemplated to be attached as exhibits to this Agreement, such agreements to contain customary and other commercially reasonable terms and conditions.

8.2 Maintenance and Operation of AHIT Properties and AHIT Business. AHIT shall continue to own the properties owned by it and continue to pursue its intent to operate its business as a real estate investment trust. Without limiting the generality of the foregoing, AHIT shall (i) comply with all requirements applicable to real estate investment trusts under Section 856 of the Code; (ii) not take any action, or fail to take any action, if such action or failure could reasonably be expected to result in the disqualification of AHIT’s pursuit as a real estate investment trust within the meaning of Section 856(a) of the Code; and (iii) diligently deploy its assets and earn income consistent with all of the asset and income tests applicable to real estate investment trusts set forth in Section 856 of the Code.

8.3 Government Requirements. AHIT shall use its commercially reasonable efforts to comply with governmental requirements applicable to AHIT.

8.4 Changes in Representations. AHIT shall notify Northern promptly if it becomes aware of any occurrence prior to the Closing Date that would make any of its representations or warranties contained herein not true in any material respect.

8.5 Exchange Act Filings. AHIT shall make all Exchange Act Filings on a timely basis. All such Exchange Act Filings shall be true, correct and complete and shall comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder.

9. NORTHERN PROPERTIES.

9.1 Marketable Title. At Closing, the Northern Properties shall be free and clear of all material liens, covenants, restrictions, easements, encumbrances, and other title exceptions or objections excepting, however, the Permitted Exceptions (hereinafter defined). Title to the Northern Properties at Closing shall be good and marketable and as such will be insured by the Title Insurance Company at regular rates for regular risks, with such endorsements as the Northern Members shall reasonably require.

9.2 Permitted Exceptions. As to each Northern Property, the “Permitted Exceptions” are:

(i) mortgages held by those lenders identified on all title insurance policies (i.e. conveyance being done on a “subject to” basis, see Section 5.3);

(ii) real estate taxes and assessments not yet due and payable;

(ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of the Northern Property, or if so violated that the same do not materially impair the value of the Northern Property and that the violation of the same will not result in a forfeiture or reversion of title;
(iv) zoning laws, ordinances and regulations, building codes and other governmental laws, regulations, rules and orders affecting such Northern Property, provided that the same are not violated by existing improvements or the current use and operation of the Northern Property, or if so violated that the same do not materially impair the value of the Northern Property or that such violation will not result in a forfeiture or reversion of title;
(v) any minor imperfection of title which (1) does not affect the current use, operation or enjoyment of a Northern Property, (2) does not render title to such Northern Property unmarketable or uninsurable, and (3) does not materially impair the value of the Northern Property;

(vi) the Northern Properties Indebtedness encumbering such Northern Property;

(vii) any leases with respect to such Northern Property; and

(viii) as noted in any applicable Contribution Agreement.

9.3 No Subsequent Exception. From and after the date of this Agreement, Northern shall not take any action, or fail to take any action, outside of the ordinary course of its business that would cause title to the Northern Properties to be subject to any material title exceptions or objections, other than the Permitted Exceptions.

10. RISK OF LOSS. If prior to Closing (i) condemnation proceedings are commenced against all or any material portion of the Northern Properties (other than a condemnation which does not materially and adversely affect the value of the Northern Properties), or (ii) if any Northern Property is damaged by an uninsured casualty to the extent that the cost of repairing such damage shall be Two Hundred Thousand Dollars ($200,000) or more based on the good faith estimate of an independent contractor selected by Northern, then Northern and AHIT shall have the right, upon notice in writing to the other party delivered within forty five (45) days after actual notice of such condemnation or fire or other casualty, to delete such Northern Property from this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other with respect to such Northern Property. If such Northern Property is not deleted in the event of fire or other casualty or condemnation not giving rise to a right to terminate this Agreement, all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period prior to Closing or, of the condemnation award, as the case may be, shall be a part of the Closing.

11. MUTUAL CONDITIONS PRECEDENT. Neither Northern nor AHIT will be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been satisfied prior to or at the Closing, unless waived by Northern and AHIT:

11.1 No Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Transactions shall have been entered by any court or administrative body and shall remain in full force and effect (other than order sought by any of the parties to this Agreement).

11.2 No Termination. The obligations to consummate the Transactions shall not have been terminated pursuant to the terms of this Agreement.

11.3 Board of Director Approval. This Agreement and the Transactions shall have received Board of Director Approval.

11.4 Private Placement. The Contribution contemplated herein shall be exempt from registration under the Securities Act and all applicable blue sky laws except for any required ministerial filings.

12. CONDITIONS PRECEDENT TO OBLIGATIONS OF NORTHERN. The obligations of Northern to consummate the Transactions by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by AHIT:

(i)	AHIT shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by AHIT at or prior to the Closing Date.

(ii)	From and after the date hereof, there shall have been no AHIT Material Adverse Effect.

(iii)	The AHIT Common Stock shall not have been delisted from the OTC and shall not have notified AHIT that it has failed to satisfy any criteria which must be met in order to continue the listing of the AHIT Common Stock on the OTC.

(iv)	The representations and warranties set forth in Section 13 shall be true and accurate on and as of the Closing Date, except as otherwise required by this Agreement, with the same force and effect as if they had been made at the Closing Date.

(v)	The UPREIT will be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and the UPREIT Agreement shall have been duly adopted and in full force and effect.

(vi)	The Northern Members shall have delivered all documents required to be delivered by the Northern Members under this Agreement and otherwise to consummate the Transactions.

(vii)	AHIT shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by AHIT or caused to be executed by AHIT or as necessary or desirable to consummate the Transactions.

13. CONDITIONS PRECEDENT TO OBLIGATIONS OF AHIT. The obligations of AHIT to consummate the Transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by Northern.

(i)	Northern shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by Northern at or prior to the Closing Date.

(ii)	From and after the date hereof, there shall have been no Northern Material Adverse Effect.

(iii)	Each Northern Property shall be in the same order and condition as at the date of this Agreement, normal wear and tear and damage by fire or other casualty excepted (subject to Section 10), and shall have been operated between the date of this Agreement and the Closing Date in substantially the same manner as agreed prior to the date of this Agreement of the normal, including the purchase and replacement of fixtures and equipment, and maintenance and repairs so that such Northern Property shall be, except for normal wear and tear and damage by fire or other casualty (subject to Section 10), in substantially the same condition on the Closing Date as on the date hereof.

(iv)	All payments required to be made under the Northern Properties Indebtedness shall have been made when due between the date hereof and the Closing Date; and none of the Northern Properties Indebtedness shall be in default as of the Closing Date.

(v)	No Northern Affiliate shall have any indebtedness, other than the Northern Properties Indebtedness, current accounts payable in the day-to-day operation of the Northern Properties and other obligations subject to Closing proration pursuant to this Agreement.

(vi)	The representations and warranties set forth by Northern shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

(vii)	Northern, the Northern Affiliates and Northern Members shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by the Northern Members or caused to be executed by Northern, the Northern Affiliates, and Northern Members or as necessary or desirable to consummate the Transactions.

 14. DELIVERIES BY NORTHERN. At Closing, Northern shall deliver, or cause the delivery of, the following documents:

(i)	Northern resolutions sined by Northern Members authorizing the Transactions.
(ii)	A release from each Northern Member releasing the Northern Affiliates and the UPREIT (and its designee(s)) from any obligations and liabilities with respect to the original formation of the Northern Affiliates, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date.

(iii)	A certification of non-foreign status as required by the Code executed by each Northern Member.

(iv)	The Registration Rights Agreement executed by each Northern Member or its designated recipients of Units.

(v)	An option granted by Northern and any affiliated entities designated by Northern exercisable by the UPREIT to cause Northern or such affiliated entities to contribute to the UPREIT at values equal to their cost in consideration for Units of the UPREIT (or, at the option of the UPREIT to sell to the UPREIT for cash in the same amount), those parcels of real property identified as of the Closing, as being the subject matter of (a) an outstanding and unaccepted offer by Northern (or such designated affiliated entities); or (b) an accepted offer from Northern (or such designated affiliated entities) as to which the subject purchase transaction has not yet closed; or (iii) an acquisition by Northern (or such designated affiliated entities) after the date of this Agreement and prior to or within an agreed time after the Closing.

(vi)	An original letter executed by the Northern Affiliates advising the tenants of the Northern Properties of the change in control and management of the Northern Properties and directing that rents and other payments thereafter be sent to the UPREIT or as UPREIT may direct.

(vii)	Possession of the Northern Properties from the Northern Affiliates in the condition required by this Agreement and the keys therefor.

(viii) (ix)

A Power of Attorney in a form acceptable to AHIT in order for AHIT to have direct communications with any lender associated with the Northern Property Indebtedness.

All such documents and instruments (including, without limitation, an accredited investor’s questionnaire from each of the Northern Members for the purposes of confirming accredited investor status) as may be reasonably required to allow the UPREIT to comply with federal and state securities law requirements with respect to the issuance of the Limited Partnership Interests.

	(x)	Such other documents and items (customarily delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or relating to the Transactions to reasonably effect the purposes of this Agreement or consummate the Transactions (including any of the foregoing required by the Title Insurance Company).
15.	AHIT PERFORMANCE AND DELIVERIES BY AHIT.

At the Closing, AHIT shall deliver, or cause the delivery of the following documents:

(i)	A certificate from the UPREIT attesting to the Units in the names of the Northern Members on the books and records of the UPREIT.

(ii)	The Registration Rights Agreement executed by AHIT.

(iii)	The joinders to the UPREIT Agreement executed by the Northern Members, each counter-executed by the UPREIT.

(iv)	Instruments and agreements of assumption by the UPREIT of the Northern Properties Indebtedness reasonably requested by any holder of Northern Properties Indebtedness.

(v)	Instruments and agreements of assumption or indemnification by the UPREIT of any environmental or “carve-out” obligations of any Northern Affiliate under the Northern Properties Indebtedness.

(vi)

Such other documents and items (customarily in delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or relating to the Transactions to reasonably effect the purposes of this Agreement or to consummate the Transactions.

16.	CLOSING CHARGES; PRORATIONS AND ADJUSTMENTS.

16.1 All title examination charges, title insurance premium, survey costs, environmental assessment charges, notary fees and other such third party charges relating to the Transactions shall be paid by AHIT, but if such amounts are customarily paid by a seller in a substantial commercial transaction in the jurisdiction in which the applicable Northern Property is located, the value of the contribution deemed made by the Northern Members with respect to such Northern Property shall be reduced in the corresponding amount and the number of Units issuable to the Northern Members shall be correspondingly reduced.

16.2 Although Northern and AHIT intend that no real estate transfer or recording fees or taxes will be due in connection with the contribution of the Northern Membership Interests, if it is finally determined that such taxes are due and payable in connection herewith, such real estate transfer or recording fees or taxes shall be paid by the party who customarily pays such costs in a substantial commercial transaction in such jurisdiction.

16.3 The Northern Members and AHIT shall each pay their own due diligence costs and legal, brokerage, lenders, investment banking and accounting costs and fees related to the Transaction and preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

16.4 With respect to each of the Northern Properties, as of the 12:01 a.m. on the Closing Date, there shall be apportioned between the Northern Affiliate formerly owning (whether fully or in part) an interest in such Northern Property and the UPREIT (1) rent under all leases of Northern Properties, including, but not limited to, ground leases (2) interest under all of the Northern Properties Indebtedness, (3) taxes, insurance and operating expenses of such Northern Property to the extent borne by the owning Northern Affiliate, (4) payments with respect to the items listed in the preceding clause that are received from tenants to the extent prepaid (including all security deposits) or paid in arrears to the owning Northern Affiliate, (5) deposits, and (6) other matters customarily prorated in single family residential real estate transactions in the respective jurisdictions in which the Northern Properties are located. All management agreements between the Northern Affiliates and Northern (or any affiliate) shall be terminated as of the Closing Date, and all fees due under such agreements through Closing shall be paid by the Northern Affiliate. Any amounts due pursuant to this Section 17.4 shall be paid in cash at the Closing. To the extent that the amount of the items to be adjusted are not reasonably ascertainable as of the Closing Date, such as tenant chargebacks or collections for tenant reimbursements, they shall be adjusted promptly after the determination of the amount thereof.

16.5 The Northern Affiliates shall be reimbursed for any escrows maintained under any of the Northern Properties Indebtedness and assigned to the UPREIT, which reimbursement shall increase the value of the contribution deemed made by the NORTHERN Members and the number of Units issuable to the Northern Members shall be correspondingly increased.

16.6 It is acknowledged and agreed that, on or prior to the Closing, the Northern Affiliates may distribute to the Northern Members all cash and assets of each such Northern Affiliate other than the Northern Properties.

 17. PARTNERSHIP LIABILITTIES AND SALES OF NORTHERN PROPERTIES.

17.1 For a period of one (1) year following the Closing, Northern shall not, and shall cause the UPREIT to not:

(i)	sell the Northern Properties (or membership interests or other equity interests in the Northern Affiliates or successors thereto) other than pursuant to a tax-deferred exchange effectuated in compliance with Section 1031 of the Internal Revenue Code, and shall refrain from selling any acquired replacement properties (or membership interests therein) other than pursuant to Section 1031;

(ii)	defease or prepay any of the Northern Properties Indebtedness other than for purposes of concurrent refinancing of those assets with non-recourse mortgage debt of equal or greater amount;

(iii)	subject any of the Northern Properties to cross-default or cross-collateralization with other assets of the UPREIT; and

(iv)	provide any guaranty or additional collateral for any of the assumed debt encumbering the Northern Properties.

17.2 For a period of one (1) year following the Closing, Northern shall and shall cause the UPREIT to:

(i)	promptly replace any Northern Properties that are condemned or lost to casualty;

(ii)	provide, in the event of an unavoidable loss of mortgage indebtedness allocable as basis to any Northern Properties, whether through transfer of ownership of an Northern Property to a taxable subsidiary of the AHIT or otherwise, an opportunity for the Northern Members in question to replace such indebtedness for tax basis purposes with a surrogate for lost basis in the form of a liquidation-based guaranty of a sufficient quantity of UPREIT payables and obligations outstanding at any time; and

(iii)	provide, in the event of an inability of the UPREIT to comply with the above parameters, a make-whole cash payment by the UPREIT to the Northern Members in the full amount of all state and federal tax obligations incurred by them pursuant to special allocations of built-in gain made to them as a result of the sale, defeasance or failure of replacement of a contributed Northern Property (or membership interests or other equity interests in the Northern Affiliates or successors thereto), in the full amount of the resulting state and federal tax obligations of the Northern Members (at the maximum personal rate), plus a gross-up payment sufficient to defray the state and federal taxes applicable to such make-whole payment.

17.3 Without limitation of the above, at such time as any sale or defeasance of a Northern Property (or membership interests or other equity interests in the Northern Affiliates or successors thereto) is foreseeable, or a condemnation or casualty has occurred or is in process (in the case of a condemnation), the UPREIT shall promptly notify the relevant Northern Members of such known facts, and shall provide them with full disclosure of the operative circumstances, and an opportunity to provide input with respect to the determination of the strategy for perpetuating tax deferral.

18. NOTICES. All notices and other communications under this Agreement shall be addressed as follows, shall be sent by a reputable national overnight delivery service, given in person or sent by facsimile and shall be deemed given one (1) business day after delivery and acceptance by such reputable national overnight delivery service and be deemed given upon receipt if (b) given in person; or (c) sent by facsimile for which the transmitting facsimile machine generates evidence of complete transmission in each case addressed as follows:

If to AHIT:

American Housing Income Trust, Inc.

c/o American Realty Partners, LLC

Attention: Mr. Jeff Howard

Chief Executive Officer and President

34225 N. 27th Drive, Building 5

Phoenix, AZ 85058

with a copy to:

Paesano Akkashian Apkarian, P.C.

7457 Franklin Road

Suite 200

Bloomfield Hills, Michigan 48301

Attention: Mr. Anthony R. Paesano

Facsimile: (248) 792-6885

If to Northern:

Northern New Mexico Properties, LLC

835 Fairview Lane

Espanola, NM 87532

19. ACCESS TO INFORMATION AND DUE DILIGENCE. Upon reasonable notice and subject to applicable laws relating to the exchange of information, AHIT shall afford to the officers, employees, accountants, counsel and other representatives of Northern, access, during normal business hours during the period commencing on the date hereof and prior to the Closing, to all of AHIT’s properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, and, during such period, AHIT shall make available to Northern all information concerning AHIT’s businesses and properties as Northern may reasonably request and shall provide NORTHERN with such assistance as Northern may reasonably request in planning and implementing the Transactions.

20. PUBLIC DISCLOSURE. Consistent with federal and state securities law disclosure requirements, AHIT and the Northern agree that AHIT may issue a press release or other public disclosures regarding the Transactions.

21. TERMINATION; DEFAULT.

21.1 At any time prior to the Closing Date, this Agreement may be terminated (1) by mutual written consent of AHIT and Northern; (2) by AHIT or Northern if (i) there shall be any order in effect preventing consummation of the transactions contemplated by this Agreement (other than an order sought by any of the parties), or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity that makes consummation of the transactions contemplated by this Agreement illegal, or the economic effect of which would be materially and adversely burdensome to any party to this Agreement or, in the case of any Northern Affiliate, or its Northern Members (and the party so burdened may elect to terminate); (3) by Northern if the Closing Date is not on or prior to June 1, 2016; (4) by AHIT, if (i) AHIT’s Board of Directors shall have determined, in its good faith judgment and after consultation with its counsel and advisors, that AHIT has received a Superior Proposal and that it would be in the best interests of AHIT’s Board of Directors, and company as a whole, to pursue such Superior Proposal.

21.2 If this Agreement shall be terminated as provided in Section 21.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto to any other party, except that nothing set forth herein shall relieve a party hereto from liability for its willful breach of this Agreement or its own costs incurred with respect to costs agreed upon by each party prior to such termination. If this Agreement is terminated, each party hereto agrees to return or destroy all documents and other information received from any other party hereto as soon as practicable after the termination of this Agreement.

21.3 Notwithstanding anything contained in this Section 21 or elsewhere in this Agreement to the contrary, if Northern defaults in the performance of any of the obligations of Northern under the Agreement, AHIT shall, as its sole and exclusive remedy, have the right to be paid its Pursuit Costs as liquidated damages and the sole and exclusive remedy of AHIT, with no action for damages other than for its Pursuit Costs.

22. MISCELLANEOUS.

22.1 Entire Agreement. This Agreement (together with its Exhibits and Schedules) constitutes the entire understanding between the parties with respect to the Transactions, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals, in each case with respect to the Transactions, are hereby superseded and rendered null and void and of no further force and effect. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

22.2 Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Northern or AHIT or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Illinois for observance thereof.

22.3 Conditions Precedent. The waiver of any particular condition precedent to either party’s obligations hereunder shall not constitute the waiver of any other. Northern and AHIT shall each have the right, in its sole and absolute discretion, to waive any Condition Precedent for its benefit contained in this Agreement.

22.4 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Northern and AHIT have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

22.5 Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. The parties: (i) agree that any suit, action or legal proceeding relating to this Agreement may be brought in any federal court located in the Baltimore, Maryland’s metropolitan area, if federal jurisdiction is available, and, otherwise, in any state court located in such metropolitan area; (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (iii) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Maryland courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

22.6 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

22.7 Certain Securities Matters. No sale of units in the UPREIT is intended by the parties by virtue of their execution of this Agreement. Any sale of units in the UPREIT referred to in this Agreement will occur, if at all, upon Closing.

22.8 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

22.9 Calculation of Time Periods. Notwithstanding anything to the contrary contained in this Agreement, any period of time provided for in this Agreement that is intended to expire on or prior to the Closing Date, but that would extend beyond the Closing Date if permitted to run its full term, shall be deemed to expire upon Closing.

22.10 Benefit. This Agreement is for the benefit only of the parties hereto, the Northern Affiliates, the Northern Members, the UPREIT and their respective nominees, successors, beneficiaries and permitted assignees and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

22.11 No Survival. Except as otherwise explicitly set forth in this Agreement, all representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Closing) shall not survive the Closing.

22.12 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

22.13 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

22.14 CONFLICT OF INTEREST DISCLOSURE AND WAIVER. NORTHERN ACKNOWELDGES THAT COUNSEL FOR AHIT IS ALSO COUNSEL FOR THE PARTNERSHIP. COUNSEL FOR THE PARTNERSHIP HAS ADVISED NORTHERN THAT IT IS NOT RENDERING LEGAL ADVICE FOR THE BENEFIT OF NORTHERN. NORTHERN ACKNOWLEDGES BY SIGNING THIS AGREEMENT AND ALL RELATED DOCUMENTS THAT COUNSEL FOR AHIT AND THE PARTNERSHIP HAS NOT RENDERED ANY LEGAL ADVICE TO NORTHERN OR NORTHERN MEMBERS. NORTHERN HAS AGREED TO WAIVE ANY AND ALL CONFLICTS OF INTEREST IN COUNSEL REPRESENTING AHIT AND THE PARTNERSHIP. NORTHERN HAS HAD THE OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE REGARDING THE CONFLICT DISCLOSURE AND THE WAIVER, AND HAS ELECTED TO PROCEED BASED ON LEGAL ADVICE RENDERED.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AMERICAN HOUSING INCOME TRUST, INC.,

a Maryland corporation.

/s/ Jeff Howard__________________________

By: Jeff Howard

Its: Chief Executive Officer and President

Northern NEW MEXICO Properties, LLC, a New Mexico limited liability company

/s/ Jerry Lopez____________________________

By: Jerry Lopez

Its: Member

 Date: July 13, 2016

/s/ Les Gutierrez___________________________

By: Les Gutierrez

Its: Member

Date: July 13, 2016

 /s/ Camilla S. Lopez________________________

By: Camilla S. Lopez

Its: Member

 Date: July 13, 2016

Schedule A

Northern Affiliates

Jerry Lopez

Les Guiterrez

Camilla S. Lopez

Schedule B

Northern Properties

1012 Calle Vianson

Santa Fe, New Mexico 87507

Parcel #: 1-051-096-223-354-000-000

Lot 18 Block 17A Las Resolana Subdivision, Santa Fe County

2376 Camino Capitan

Santa Fe, New Mexico 87505

2933 Plaza Azul

Santa Fe, New Mexico 87505

Account No. 16009383

Lot 138 Park Plazas, Phase 2 T16N R 9E s9, Santa Fe County

2141 44th Street

Los Alamos, New Mexico 87544

Account No. R002476

Parcel ID: 10321133823580001

1540 Tulip Road

Rio Rancho, New Mexico 87124

Parcel #: 1011070088033

Subd. Rio Rancho Estates, Block 141-A, Lot: 30, Unit 11, Sandoval County

4114 Las Casas Court

Rio Rancho, New Mexico 87124

Parcel #: 1014068095477

Subd. Corrales Heights, Block 1, Lot 47

Crestview Apartments and MH Park

906 Lucky Street

Truth or Consequences, New Mexico

Parcel #: 3021078249121

Exhibit A

MASTER REGISTRATION RIGHTS AGREEMENT

This Master Registration Rights Agreement (this/the “Agreement”) is dated as of July 13, 2016 by and between American Housing Income Trust, Inc., a Maryland corporation (the “Company”), and Northern New Mexico Properties, LLC, a New Mexico limited liability company (“Northern”).

WHEREAS, the Company is the sole general partner of AHIT Northern NM Properties, LLP (the “Partnership”), which is engaged in the business of owning, managing, acquiring and developing single family residences directly and through limited partnerships and other entities (“Properties”);

WHEREAS, the Partnership anticipates acquiring from time to time additional Properties or contract rights to acquire Properties or other properties in transactions (the “Contributions”) in which all or a portion of the consideration to be paid by the Partnership will consist of Units (as hereinafter defined);

WHEREAS, pursuant to the Partnership Agreement (as hereinafter defined) Units are, under certain circumstances, redeemable for common stock of the Company;

WHEREAS, the Company desires to provide certain registration rights with respect to Shares (as hereinafter defined) for the benefit of Persons receiving Units in connection with Contributions and the successors and assigns of such Persons (collectively, the “Holders”);

NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Limited Partnership Interests” shall mean common partnership units of the Partnership.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Majority Holders” shall mean, at any time, Holders of Registrable Securities and Units then redeemable for Registrable Securities who, if all such Units were so redeemed, would then hold a majority of the Registrable Securities.

“Partnership Agreement” shall mean the Limited Liability Partnership Agreement of the Partnership, dated as of August 1, 2015, as may be amended or restated from time to time.

“Person” shall mean any individual, partnership, corporation, trust or entity of any nature.

“Prospectus” shall mean a prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and including post-effective amendments, in each case including all material incorporated by reference therein.

“Prospectus Supplement” shall mean a prospectus supplement to a Prospectus contained in a Shelf Registration Statement that has already been declared effective.

“Registrable Securities” shall mean the Shares, excluding (i) Shares for which a Registration Statement shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act, and (iii) Shares that may be sold without restriction pursuant to Rule 144(k) under the Securities Act.

“Registration Expense” shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company, including, without limitation:

(a)	all SEC, stock exchange, FINRA and other registration, listing and filing fees;

(b)	all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a “blue sky” memorandum and legal investment survey);

(c)	all expenses of any persons or entities in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement;

(d)	the fees and disbursements of legal counsel for the Company;

(e)	the reasonable fees and disbursements of a single firm of legal counsel for all Holders;

(f)	the fees and disbursements of the independent registered public accountants including the expenses of any audit and/or comfort letters and the fees and expenses of other persons or entities, including experts, retained by the Company;

(g)	the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of securities in the registration;

(h)	premiums and other costs of policies of insurance against liabilities arising out of the public offering of the securities being registered; and

(i)	all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties);

provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar persons or entities engaged in the distribution of any of the securities in the registration; and provided, further, that if the Company shall not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs and expenses incurred by the Holders and their permitted transferees in connection with such registration shall be deemed to be Registration Expenses.

“Registration Statement” shall mean a registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shares” shall mean the shares of common stock of the Company issued to Holders of Units upon redemption or exchange of their Units pursuant to the terms of the Partnership Agreement.

“Shelf Registration” shall mean a registration required to be effected pursuant to Section 2.1 hereof.

“Shelf Registration Statement” shall mean a registration statement on Form S-3, or any successor form thereto, covering the sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC.

“Units” shall mean the Limited Partnership Interests issued to the Holders in connection with the Contributions.

“WKSI” shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

2.	REGISTRATION UNDER THE SECURITIES ACT

2.1      Filing of Shelf Registration Statement.    Provided that such Holder has not delivered an Exclusion Notice (as defined herein) to the Company and has timely provided the information requested by the Company pursuant to Section 2.3, the Company shall, not later than the Required Filing Date (as defined herein) cause to be filed a Shelf Registration Statement or a Prospectus Supplement providing for the resale by such Holder of the Registrable Securities for which such Holder’s Units are redeemable in accordance with the terms hereof. If the Company is eligible as a WKSI, the Shelf Registration Statement shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If the Company is not eligible as a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then the Company shall utilize Form S-3 (or any similar short-form registration statement), if it is then available, and use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as expeditiously as possible. The Company agrees to use its commercially reasonable efforts to keep a Shelf Registration Statement covering the sale of each Holder’s Registrable Securities continuously effective under the Securities Act until such time as the aggregate market value of all outstanding Registrable Securities (assuming for this purpose that all Units then held by Holders were redeemed or exchanged for Shares) is less than $5,000,000 and, subject to Section 3(g), further agrees to supplement or amend each Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registrations.

 2.2      Alternate Registration Procedures.    If the Company does not file a Shelf Registration pursuant to Section 2.1 by the applicable Required Filing Date for any Holder Group (such Holders, the “Affected Holders”, and the Registrable Securities, which were to be included in such Shelf Registration Statement or Prospectus Supplement, the “Affected Securities”), thereafter, the Affected Holders holding (or who would hold, after redemption of Units) a majority of the Affected Securities (and which shall have an aggregate market value of greater than $5,000,000) shall have the right exercisable by written notice to the Company (“Demand Notice”), to cause the Company to use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement and such other documents, including a Prospectus, as may be necessary in the judgment of both counsel for the Company and the one special counsel selected by the Affected Holders participating in the registration so as to permit a public offering and sale of their respective Affected Securities. Company agrees to prepare and file with the SEC, within one hundred twenty (120) days after it receives a Demand Notice from the Affected Holders, a Registration Statement on any available form covering the sale by the Affected Holders of Affected Securities in accordance with the terms hereof, and, if eligible as a WKSI, shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act, and if not eligible as a WKSI or not otherwise eligible to use the automatic shelf registration process, will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable and use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act for a period of ninety (90) days following its effective date (“Effective Period”); provided, however, that if the Company is eligible to effect the registration on Form S-3, the Effective Period shall be one (1) year. The Company may terminate any such Registration Statement (or, if applicable, be relieved of its obligation to file any such Registration Statement) at such time as any new Shelf Registration Statement shall be available for the purposes set forth in Section 2.1. If the Affected Holders intend to distribute the Affected Securities covered by their request by means of an underwritten offering, they shall so advise the Company in the Demand Notice. In such event, the right of any Affected Holder to include such Affected Holder’s Affected Securities in such registration shall be conditioned upon such Affected Holder’s participation in such underwriting and the inclusion of such Holder’s Affected Securities in the underwriting to the extent provided herein. All Affected Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Affected Holders).

2.3      Inclusion of Holder in Registration Statement.    If at any time commencing after the date hereof the Company proposes to register any of its common stock (or securities convertible into or exchangeable for its common stock) under the Securities Act whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account (and which shall not include, for these purposes, any registration made on Forms S-1, S-4, S-8, S-11 or any successor forms to such forms), the Company shall promptly deliver to all Holders of Registrable Securities a written notice (which notice shall be given at least thirty (30) days prior to such proposed registration); (1) indicating its intent to make such a filing and describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements), (2) requesting such information from the Holder as the Company reasonably believes is required in connection with such filing (including the proposed method of distribution by such Holder), and (3) indicating that the Holder may elect, by notice (each, an “Exclusion Notice”) to the Company, not to be named in the Registration Statement or Prospectus Supplement, as applicable, to be filed. If a Holder does not provide the requested information within twenty (20) days after request therefor given in accordance with Section 8.3 or delivers an Exclusion Notice, such Holder shall not be entitled to use any Prospectus prepared by the Company in connection with the sale of any Registrable Securities until the later of (i) ten (10) business days after receipt by the Company from the Holder of the information requested in such notice from the Company, and (ii) the effective date of the applicable Registration Statement under the Securities Act, in each case subject to the other requirements of and limitations set forth in this Agreement. If any Holder notifies the Company in writing within twenty (20) days after receipt of any Company notice of the Holder’s desire to include any Registrable Securities in such proposed Registration Statement, the Company shall afford such Holder holding the Registrable Securities the opportunity to have any such Registrable Securities registered under such Registration Statement. If the Registration Statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company. If a registration pursuant to this Section 2.3 involves an underwritten offering and the managing underwriter advises the Company in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be sold, allocated (x) first, to the securities the Company proposes to sell, (y) second, among the Registrable Securities requested to be included in such registration by the Holders (other than Registrable Securities previously registered pursuant to a Shelf Registration Statement filed in accordance with Section 2.1 hereof under which such Holder could then dispose of such Registrable Securities), considered in the aggregate (if such registration was initiated by the Company), and any other shareholder of the Company with Common Shares eligible for registration, pro rata, on the basis of the number of Common Shares such holder requests be included in such registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such registration.

2.4	Registration of Redemption.

(a)	In lieu of complying with Sections 2.1 and 2.2 hereof, the Company may, in its sole discretion, elect to file a Registration Statement registering the issuance of Common Shares to one or more Holders. If the Company so elects, it will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing and to keep such Registration Statement continuously effective under the Securities Act until such time as the aggregate market value of all Shares for which such registrations have been effected and which remain unissued is less than $5,000,000 and the Company shall supplement or amend each such Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder. If the Company makes an election under this Section 2.4, it shall be relieved of its obligations under Section 3, other than those contained in Sections 3(a)(ii), 3(d), 3(e), 3(f), 3(g), 3(i), 3(j), 3(l) and 3.2, which continuing obligations shall be deemed modified as appropriate to apply to the issuance of Shares to Holders.

(b)	Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, redemption rights, options or warrants to be included in any registration pursuant to Section 2 hereof (including any Units), the exercise of such conversion rights, redemption rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold such that the Holder is the record holder of the Shares that are the subject to such conversion rights, redemption rights, option or warrants.

2.5      Selection of Underwriters.    If any offering pursuant to a Registration Statement is to be an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, provided that in the case of a registration statement pursuant to Section 2.2 hereof, Affected Holders holding more than 50% of the shares of Affected Securities held by the Affected Holders to be included in such underwriters offering shall have the right to consent to the managing underwriter or underwriters selected by the Company, which consent shall not be unreasonably withheld or delayed.

3.	REGISTRATION PROCEDURES.

In connection with the Company’s obligations under Section 2 hereof, the Company shall:

(a)	for each Holder Group, prepare and file with the SEC, within the time period referenced in Section 2 hereof, a Registration Statement or Prospectus Supplement, as appropriate, which Registration Statement or Prospectus Supplement and related Prospectus (i) shall be available for the sale by such Holders of the Registrable Securities attributable to the New Units (as defined in the applicable Supplement) in accordance with the intended method or methods of distribution thereof permitted under applicable law and in accordance with the Partnership Agreement as communicated to the Company by such Holders, and (ii) shall comply as to form in all material respects with the requirements of the applicable form required by the SEC to be filed therewith.

(b)	for each Holder Group, (i) prepare and file with the SEC such amendments, post-effective amendments and supplements to the applicable Registration Statement, and any Prospectus contained therein, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof as communicated to the Company by such Holders, (ii) respond promptly to any comments received from the SEC with respect to the applicable Registration Statement, or any amendment, post-effective amendment or supplement relating thereto, and (iii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the applicable Registration Statement during the applicable period in accordance with the intended method or methods of distribution thereof as communicated to the Company by the applicable Holders. The Company shall have seven (7) business days to prepare and file any such amendment or supplement after receipt of a notice from a Holder containing information giving rise to the need to file any such amendment or supplement. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i) and (ii) above with respect to a Holder unless such Holder shall have provided all information and documents reasonably requested by the Company in connection with such actions.

(c)	furnish to each Holder, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of such Holder’s Registrable Securities; the Company consents to the use of such Prospectus, including such preliminary Prospectus, by each such Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.

(d)	use its commercially reasonable efforts to register or qualify each Holder’s Registrable Securities not later than the First Sale Date specified in the Supplement to which the Holder is a party, under all applicable state securities or “blue sky” laws of such jurisdictions as such Holder shall reasonably request in writing, keep each such registration or qualification effective during the period the applicable Registration Statement is required to be kept effective or during the period offers or sales are being made by such Holder, whichever is shorter, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Holder’s Registrable Securities; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(c), (ii) to subject itself to taxation in any such jurisdiction, or (iii) to submit to the general service of process in any such jurisdiction.

(e)	notify each Holder when the applicable Registration Statement has become effective and notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when any post-effective amendments and supplements to the applicable Registration Statement become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the applicable Registration Statement or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Holder’s Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the applicable Registration Statement is effective as a result of which the applicable Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	for each Holder Group, make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the applicable Registration Statement at the earliest possible moment.

(g)	cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend.

(h)	for each Holder, provided that such Holder has provided all information and documents reasonably requested by the Company, upon the occurrence of any event contemplated by Section 3(e)(iv) hereof, use its commercially reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)	make available for inspection by the Holders of Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Holders, counsel or accountant in connection with the applicable Registration Statement; provided, however, that such records, documents or information shall not be disclosed by the representatives, counsel or accountants or used for any purpose other than in connection with this Agreement unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company.

(j)	use its commercially reasonable efforts to cause all Shares to be listed on the principal securities exchange or automated quotation system on which similar securities issued by the Company are then listed (provided that the Company shall not be obligated to obtain any listings that it does not then maintain).

(k)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)	use its commercially reasonable efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved y such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the applicable Holders to consummate the disposition of such Registrable Securities.

(m)	pay all Registration Expenses in connection with the filing of any Registration Statement; provided, however, that each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities, be it pursuant to any Registration Statement, Rule 144 under the Securities Act or otherwise.

(n)	if such Registration Statement covers an underwritten offering, use commercially reasonable efforts to obtain a comfort letter from the Company’s independent registered public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case addressed to the Company and such underwriters dated the effective date of such Registration Statement, in customary form and covering such matters as are customarily covered by such comfort letters delivered to underwriters in underwritten public offerings, which letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Holders to be included in such registration, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such letter addressed to such underwriter.

(o)	use commercially reasonable efforts to take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

3.2        Limitation on Company’s Obligations.    Notwithstanding anything to the contrary contained in this Agreement or in any Supplement, in the event that (1) the Company’s costs of compliance with the requirements of this Agreement and any Supplement do, or an event occurs that, as soon as it takes effect, will cause the Company’s costs of compliance with the requirements of this Agreement and any Supplement to, increase substantially for reasons beyond the Company’s control and having nothing to do with (w) the failure of the Company to meet the applicable eligibility requirements under the Securities Act in effect as of the date of this Agreement with respect to any Registration Statement required to be filed pursuant to this Agreement, (x) the cost of legal services or other third-party services necessary to enable the Company to satisfy its obligations under the Agreement, (y) general economic conditions (including, without limitation, inflation), or (z) the general financial condition of the Company, and (2) the circumstance described in clause (1) above occurs or is ongoing at any time on or after the fifth anniversary of the date of this Agreement, the Company shall be relieved of its obligations under Sections 2 and 3(a) through 3(p) of the Agreement (and any provision of any Supplement concerning any of such sections), subject to the remaining terms of this Section. If the Company reasonably and in good faith determines that the preceding sentence is applicable, then the Company shall give written notice thereof to the Holders that hold Units or Registrable Securities at that time (the “Curtailment Notice”), which notice shall explain, in reasonable detail, the circumstances that are causing, or that will cause, the Company to experience a substantial increase in the cost of compliance. If any of such Holders notify the Company in writing during the 60-day period following the date of the Curtailment Notice (the “Notice Period”) that it wishes to sell its Registrable Securities pursuant to the terms of this Agreement, the Company shall honor such request, even if it requires an undertaking by the Company beyond the expiration of the Notice Period, unless any cost to the Company that is not contemplated by the Agreement (i.e., any cost that is contemplated by clause (1) above) would be incurred in doing so. If the Company’s delivery of the Curtailment Notice is due to the occurrence of an event that, as soon as it takes effect, will cause a substantial increase in the Company’s cost of compliance pursuant to clause (1) above, then if the date of the Curtailment Notice is more than 90 days prior to such an event’s effective date, the Notice Period shall be extended to a date 30 days prior to such an event’s effective date. Except as set forth in the succeeding sentence, the Company shall have no obligations under Sections 2 or 3(a) through 3(n) of this Agreement following the expiration of the Notice Period to any Holder that has not notified the Company during the Notice Period of its desire to sell its Registrable Securities. In addition, the Company hereby agrees to reasonably cooperate with those Holders that continue to hold Units or Registrable Securities following the expiration of the Notice Period so as to enable those Holders to explore alternative methods by which to effect the objectives of the Agreement for their benefit. Notwithstanding anything to the contrary contained in this Section 3.2, the Company shall have no right to terminate any of its obligations under Sections 2 or 3(a) through 3(n) of the Agreement pursuant to this Section 3.2 in the event that any or all of the Holders, prior to the expiration of the Notice Period, enter into an agreement with the Company, reasonably satisfactory to the Company, pursuant to which such Holders shall be obligated to reimburse the Company for the entirety of the increased costs of compliance referenced in clause (1) above.

4.	EXPENSES OF REGISTRATION.

The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2 whether or not such registration shall become effective and whether or not all securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration.

5.	RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES.

Each Holder agrees with the Company that:

(a)	If the Company determines, after consultation with counsel, that the filing of a Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information, which the Company has a bona fide business purpose for preserving as nonpublic or the disclosure of which would impede the Company’s ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or Prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 5(a) is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period.

(b)	In the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Units or Registrable Securities (or any option or right to acquire Registrable Securities) (each, a “Transfer”) during the period commencing on a date day prior to the expected effective date of the Registration Statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective Shelf Registration Statement, a date prior to the expected commencement date of such offering, and ending on a date, in each case specified by such managing underwriter in such written request to such Holder. Nothing in this Section 5(b) shall be read to limit the ability of any Holder to redeem its Units for Shares in accordance with the Partnership Agreement.

(c)	In the event that any Holder uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

(d)	In connection with and as a condition to the Company’s obligations under Sections 2 and 3 hereof, (i) such Holder will not offer or sell its Registrable Securities under the applicable Registration Statement unless it has received copies of the applicable Prospectus or any supplemented or amended Prospectus contemplated by Section 3(a) hereof and receives notice that any post-effective amendment has become effective, (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice and (iii) such Holder will only sell its Registrable Securities in accordance with the provisions of the Exchange Act and the Securities Act, and the rules and regulations thereunder.

6.	INDEMNIFICATION AND CONTRIBUTION.

6.1      Indemnification by the Company.    The Company will indemnify each Holder of Registrable Securities and each of its officers, directors, members, shareholders, employees, affiliates, agents, managers and partners (collectively, “Representatives”), and each person controlling such Holder and its Representatives, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively “Damages”) arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (3) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). Further notwithstanding the foregoing, the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (y) such Holder’s or underwriter’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder the number of copies of the same reasonably requested by such holder or underwriter, or (z) any violation or alleged violation by such Holder or such underwriter of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law.

6.2      Indemnification by each Holder.    Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its Representatives, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its Representatives and each person controlling such Holder, against damages arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any violation by such Holder of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act, or any state securities law in connection with the offering covered by such Application, in each case of (1) and (2) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

6.3      Notice of Claims.     Each party entitled to indemnification under this Section 6.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual material detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which contains any admission of wrongdoing by such Indemnified Party.

6.4      Contribution.    In order to provide for just and equitable contribution in any case in which either: (i) any Person makes a claim for indemnification pursuant to this Section 6.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Indemnifying Party and Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Indemnifying Party and the Indemnified Party are responsible for the portion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party, respectively, in connection with the statements, omissions or violations which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party on the one hand and the Indemnifying Party on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the foregoing allocation is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 6.4. The amount paid or payable by a party as a result of any claim referred to in this Section 6.4 shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 6.4 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 6.4 to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of the Registrable Securities sold by such Indemnifying Party pursuant to the Registration Statement giving rise to such claims, less all amounts previously paid by such Indemnifying Party with respect to such claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.	PARTICIPATION IN REGISTRATIONS.

7.1      Cooperation.    No Holder may participate in any registration hereunder unless such Holder: (i) cooperates with the Company as reasonably requested by the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, provides to the Company, in writing, for use in the Registration Statement, all such information regarding such Holder and its plan of distribution of the Registrable Securities as may be reasonably necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Securities, to maintain the currency of and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith, (ii) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements with any underwriter for such registration selected by the Company (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), except that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration, and (iii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than such representations and warranties or agreements as are customary in the industry.

7.2      Immediate Discontinuance.    Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii) – (iv) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3(e)(ii) – (iv).

7.3      Prompt Notice.    Each Holder participating in any registration hereunder agrees to notify the Company promptly, but in any event within forty-eight (48) hours, after the date on which any Registrable Securities owned by such Holder have been sold by such Holder pursuant to such registration, if such date is prior to the termination of the effectiveness of such registration statement.

7.4      Regulation M Restrictions.    Each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, unless such sale or distribution complies with Regulation M under the Securities Exchange Act.

7.5      Prospectus Delivery.    Each Holder participating in any registration hereunder shall comply, and shall use its commercially reasonable efforts to cause its representatives and agents to comply, in all material respects with the applicable Prospectus delivery requirements of the Securities Act in connection with any sale pursuant to such registration.\

8.	MISCELLANEOUS.

8.1      Rule 144 Sales.    The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. In connection with any sale by any Holder of any Registrable Securities pursuant to and in compliance with Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery after such sale of stock certificates not bearing any Securities Act legend.

8.2      Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders constituting Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 3, 4, 5, 6, 7, or 8.1 hereof or the definition of Registrable Securities that would materially impair the rights of any Holder under such provisions, shall be effective as against any Holder unless consented to in writing by such Holder. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 8.1 shall be provided by Company to each holder of Registrable Securities or Units redeemable for Registrable Securities at least ten (10) days prior to the effective date of such amendment, modification or supplement.

8.3      Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8.3, which address initially is, with respect to each Holder, the address set forth in the Partnership Agreement, or (ii) if to the Company, at 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085, Attention: Corporate Secretary.

All such notices and communications shall be deemed to have been duly given: at the time delivered, by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered, by an air courier guaranteeing overnight delivery.

8.4      Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

8.5      Headings.    The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.6      Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Maryland, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Maryland courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

8.7      Specific Performance.    The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

8.8      Binding Effect.    This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and permitted assigns of each of the parties.

8.9      Severability.    The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

8.10    Adjustments Affecting Registrable Securities.    The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

8.11    No Inconsistent Agreements.    The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

8.12    Further Assurances.    Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.13      Counterparts.    This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

8.14      Fax or Electronic Signatures.    Any signature page hereto delivered electronically or by facsimile shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

8.16      Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and any amendment or successor thereto. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All references to this Agreement shall include the Supplements. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AMERICAN HOUSING INCOME TRUST, INC.,

a Maryland corporation.

/s/ Jeff Howard__________________________

By: Jeff Howard

Its: Chief Executive Officer and President

Northern NEW MEXICO Properties, LLC, a New Mexico limited liability company

/s/ Jerry Lopez____________________________

By: Jerry Lopez

Its: Member

 Date: July 13, 2016

/s/ Les Gutierrez___________________________

By: Les Gutierrez

Its: Member

Date: July 13, 2016

 /s/ Camilla S. Lopez________________________

By: Camilla S. Lopez

Its: Member

 Date: July 13, 2016

Exhibit B

UPREIT Agreement

Limited Liability Partnership Agreement

of

AHIT Northern NM PROPERTIES, LLP

This Limited Partnership Agreement of AHIT Northern NM Properties, LLP, a Maryland limited liability partnership (this “Agreement”) is effective as of July 13, 2016 between American Housing Income Trust, Inc., a Maryland corporation (“General Partner”) doing business at 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085, and those limited partners identified below in this introductory section (each a “Limited Partner” or “REIT Partner” or collectively the “Limited Partners” or “REIT Partners”). The General Partner and Limited Partners are sometimes collectively referred to as the “Partners” and individually as a “Partner.”

WHEREAS, the Partners desire to form a limited liability partnership pursuant to the Maryland Revised Uniform Partnership Act, on the terms and conditions set forth in this Agreement.

WHEREAS, AHIT and Northern have entered into a Master UPREIT Formation Agreement (the “Master Agreement”), which contemplates, amongst other things, the negotiation and execution of this Agreement for the purpose of creating an umbrella partnership real estate investment trust, or commonly referred to as an “UPREIT,” which will serve as a subsidiary limited partnership of the General Partner. The UPREIT shall acquire from the Limited Partners those parcels of real property defined in the Master Agreement as the “Northern Properties” in exchange for Limited Partnership Interests in AHIT Northern NM Properties, LLP (the “Partnership”). The Partnership shall directly or indirectly own, in full or in part and in fee simple or leasehold interests the Northern Properties. The parties’ intent in forming the Partnership is to create a partnership designed to reduce risk and increase diversification of real estate holdings, and to seize an opportunity for estate and tax planning purposes. On the terms and subject to the conditions set forth herein, the parties agree to execute and deliver such additional agreements and undertake such additional actions as further provided herein, including forming a Maryland limited partnership to as the UPREIT under the direction of the general partner, AHIT, and issuing Northern put options to be exercised pursuant to the terms hereof, and obtaining all necessary approvals of the Board of Directors of AHIT.

The parties agree to the following limited partnership interests:

Northern Holdings, LLC 500,614 Units

American Housing Income Trust, Inc. 5,006 Units (Non-Convertible by Consent)

Although identified as a Limited Partner above, for purposes of the balance of this Agreement, unless otherwise noted, Northern Holdings, LLC is defined as the “Limited Partner.” The Partners agree that the General Partner retains a 1% equity ownership in the Partnership and the Limited Partners retain a 99% equity ownership in the Partnership, subject to the balance of the provisions of this Agreement. The respective interests of the General Partner and the Limited Partner are defined herein as the “Partnership Interests” or individually as a “Partnership Interest.” These limited partnership interests are collectively referred to as “Partnership Interests” or individually as a “Partnership Interest.” The General Partner retains only 1% of the Partnership Interests until the conversion set forth herein, but retains the right to income or profits of the Partnership as set forth herein Pursuant to Article III, the General Partner shall retain all rights to income and distributions of the Partnership. The Partnership Interests are evidenced by the certificate in the same form as the one attached as Exhibit B.

Article I

Organization

1.1 Formation. The parties form a limited liability partnership (the “Partnership”) pursuant to the Act. The purpose and nature of the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT and avoid the imposition of federal income and excise taxes on the General Partner, unless the General Partner ceases to qualify, or is not qualified, as a REIT for any reason or reasons; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. Nothing in this Section 1.1 shall prevent the General Partner from terminating its status as a REIT under the Code at any time (following which the proviso contained in clause of (i) above shall no longer be applicable).

1.2 Powers. The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, directly or through its ownership interest in other Persons, the power to (i) enter into, perform and carry out contracts of any kind, (ii) borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, (iii) acquire, own, manage, improve and develop real property, and (iv) lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, ( iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership; or (iv) could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by the General Partner pursuant to any of its agreements or applicable laws and regulations.

1.3 Partnership Only for Partnership Purposes. This Agreement shall not be deemed to create a Partnership, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the provisions of this Agreement and the Act.

1.4 Name. The business of the Partnership shall be conducted under the name “AHIT Northern NM Properties, LLP”. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

1.5 Principal Place of Business. The address of the registered office of the Partnership in the State of Maryland is located at 7 Saint Paul Street Suite 820 in Baltimore, Maryland 21202. The principal office of the Partnership is located at 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner deems advisable.

1.6 Effective Date and Term. The Partnership formed pursuant to this Agreement shall be effective as of the date of this Agreement and shall continue for a term ending upon the Limited Partners execution of its conversion rights hereunder, unless earlier dissolved and terminated pursuant to the Act or any provision of this Agreement.

1.7 Names and Addresses of General Partner and Limited Partner. The names and addresses of the General Partner and Limited Partner are set forth at the beginning of this Agreement.

1.8 Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(a)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Maryland and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the terms herein, (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests, and (vi) communicate with any and all holders of Northern Property Indebtedness as defined in the Master UPREIT Agreement; and

(b)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with the provisions herein or as may be otherwise expressly provided for in this Agreement. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners and assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership.

Article II

Capital Contribution

2.1 General Partner. The General Partner shall contribute the consideration set forth in the Master UPREIT Agreement to the capital of the Partnership.

2.2 Limited Partner. The Limited Partner shall contribute the Northern Properties to the capital of the Partnership.

2.3 Additional Limited Partners. The General Partner may admit additional Limited Partners to the Partnership on the payment of a capital contribution.

Article III

Allocation of Profits, Losses, and Distributions

3.1 Allocation of Profits and Losses. Net profits or losses of the Partnership (and their various items of income, expense, and credit for federal income tax purposes) shall be allocated to the General Partner. This allocation is in consideration of the General Partner, amongst other things, waiving its rights to conversion, as set forth below, and waiving any rights to withdraw from the Partnership.

3.2 Distribution of Cash. All cash remaining after paying the obligations incurred for the acquisition, operation, and development of Partnership properties, administrative costs, and capital expenditures and establishing a cash reserve considered suitable by the General Partner shall be distributed to the General Partner in accordance with that General Partner’s percentage interest in the Partnership at the time of distribution.

3.3 Conversion Option. Commencing on the day after the first anniversary of the closing of the Master UPREIT Agreement, each Partnership Interest held by the Limited Partner shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock in the General Partner on a 1:1 basis. In order for a Limited Partner to exercise its, his or her conversion rights, such holder shall deliver to the General Partner’s Transfer Agent written notice in the same or similar form as Exhibit B hereto that such holder elects to convert all or any number of its, his or her Partnership Interests. Notwithstanding, the General Partner, acting on behalf of the Partnership, may require any Limited Partner to convert each of his, her or its Partnership Interests into the number of fully paid and nonassessable shares of common stock in the General Partner any time after the first anniversary of the closing of the Master UPREIT Agreement by directing the General Partner’s Transfer Agent of the conversion, and in the event of such an occurrence, the Limited Partner whose Partnership Interest is being converted authorizes the General Partner’s Transfer Agent to process the conversion. AHIT has agreed to waive any and all conversion rights under this Section 3.3 until such time that the Limited Partner exercises its conversion right and exchanges interests for shares in the General Partner under Section 721 of the Internal Revenue Code.

Article IV

Rights and Obligations of the General Partner

4.1 Management of Partnership and Designation of Property Management Services by Limited Partner. The management of the Partnership shall in all respects be the full and complete responsibility of the General Partner alone. Between the effective date of the closing of the Master UPREIT Agreement and the exercise of the conversion option in Section 3.3, above, the General Partner agrees to retain the designee of the Limited Partner to serve as “property manager” of the Northern Properties, which shall not be confused with providing General Partner duties in this Article IV.

During the time period in which the Limited Partner’s designee serves as “property manager,” the Limited Partner or the designee directly shall receive a property management fee equal to a mutually agreeable yearly fee based on a good faith analysis of net profits from the operation of the Partnership for the year, but under no circumstances in excess of $120,000. This property management fee shall be terminated upon the General Partner exercising its sole discretion in the following paragraph,, by providing written notice to the Limited Partner. Upon receipt of this notice, the Limited Partner, and any party that has relied upon the designee’s representation that it serves as “property manager” of the Northern Properties shall defer to the direction and management of the General Partner. The termination of the designee of the Limited Partner under this paragraph constitutes a waiver by the Limited Partner, or its designee, of the property management fee set forth above. Thereafter, the General Partner, as General Partner, shall devote to the management of the Partnership as much time as it, in its sole discretion, determines is reasonably necessary for the efficient property management of the Northern Properties, in addition to its other duties and obligations as General Partner for the Partnership, including but not limited to those in Section 4.3, below..

All decisions made for and on behalf of the Partnership by the General Partner shall be binding on the Partnership. Except as expressly provided otherwise in this Agreement, the General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in its sole discretion, have the full and entire right, power, and authority to manage the Partnership’s business, doing anything necessary, proper, or advisable to effectuate or further the purposes of the Partnership.

4.2 Limitation on General Partner’s Authority. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall not, without the consent of all of the other Partners,

(a) take any action in contravention of this Agreement or its amendments;

(b) take any action that would make it impossible to carry on the purposes of the Partnership, except the sale or other disposition of Partnership interests or properties;

(c) confess a judgment against the Partnership; or

(d) amend this Agreement.

4.3 Certain Rights and Obligations of the General Partner. In addition to the provisions of section 4.1, to carry out the purposes of the Partnership, the General Partner

(a) May purchase or sell any real estate interests for the Partnership and may execute on behalf of the Partnership all documents or instruments of any kind that the General Partner may deem appropriate in carrying out the purposes of the Partnership, including but not limited to construction contracts, mortgages, deeds, assignments, leases, subleases, management agreements, or other contracts of any kind or character or amendments to them, which relate to the affairs of the Partnership.

(b) Shall maintain complete and accurate books of account for the term of the Partnership, keeping the books at the General Partner’s offices and open to inspection after reasonable notice and request by any Limited Partner or authorized representative, at their expense, at any time during ordinary business hours, and retaining the final books and records of the Partnership for four years after the term of the Partnership ends.

(c) Shall provide each Limited Partner with (i) an annual financial statement within 90 days after December 31 of each calendar year, subject to any change in the fiscal year of the Partnership, indicating the financial position of the Partnership and (ii) a report containing information the General Partner deems necessary to prepare federal income tax returns and that shall be furnished by March 15 of each year.

(d) May purchase, at the Partnership’s expense, liability and other insurance to protect the Partnership properties and business.

(e) May enter into any loan agreement to borrow money necessary or desirable to conduct the Partnership’s business, including but not limited to loans to be used, in whole or in part, to acquire, construct, or operate the project. The General Partner is authorized to assign any portion or all of the Partnership properties and revenues derived from it to secure the borrowed money or loan agreements. Limited Partners shall have no personal liability for these borrowed amounts. In no event will any lender have the election to convert its position as a creditor into an equity interest in the Partnership or in the General Partner. The General Partner may make unsecured loans and advances to the Partnership. The interest on loans and advances made by the General Partner shall not exceed amounts that would be charged by unrelated banks (without regard to the General Partner’s financial abilities or guaranties) on comparable loans for the same purpose, and no fees, points, or other financing charges will be charged to the Partnership by the General Partner.

(f) Shall determine the extent that the property will be marketed, leased, sold, or otherwise disposed of.

(g) May lease equipment necessary to manage and operate the property on the terms and conditions it deems necessary and appropriate.

(h) Shall file a Certificate of Limited Partnership and any other necessary instruments required to qualify the Partnership to do business in the states where the Partnership conducts any activities or cause the limited partnership status of the entity to be recognized.

(i) May admit additional limited partners.

(j) May invest Partnership funds in its discretion until the funds are committed to Partnership activities, including retaining balances in interest-bearing or non–interest-bearing bank accounts.

(k) May sell, exchange, distribute, or otherwise dispose of some or all of the property or the project (even though doing so may cause a dissolution, winding up, and termination of the Partnership).

(l) Shall do any and all things necessary or appropriate to accomplish the purposes of the Partnership subject to the provisions of this Agreement. Any act considered by the General Partner to be within the scope of authority conferred by this Agreement and the Act shall be conclusively deemed to be so as long as any Limited Partner who has notice of the act does not object in writing within 30 days.

(m) Notwithstanding any paragraphs to the contrary herein, or in any unrelated agreement, shall not pay obligations associated with the Property Indebtedness until conversion by the Limited Partner, as set forth above.

4.4 Reliance on Acts of General Partner. No financial institution or any other person, firm, or corporation dealing with the General Partner shall be required to ascertain whether it is acting in accordance with this Agreement, but shall be protected in relying solely on the assurance of and the execution of all instruments by the General Partner.

Article V

Transfer of Partnership Interests

5.1 General Partner. The General Partner shall not sell, assign, pledge, or otherwise encumber or dispose of its general partnership interest in the Partnership or any part of it, and any attempt to do so shall be null and void, unless doing so occurs after the Limited Partners’ conversion set forth in Section 3.3.

5.2 Limited Partners. The interest of the Limited Partner shall not be assignable unless the General Partner consents in writing that such assignment does not interfere with the General Partner’s status as a REIT.

Article VI

Death, Insanity, Bankruptcy, Incompetency, or Removal of a Partner

6.1 Withdrawal of Limited Partner. Prior to the expiration of the Conversion Period, as defined above, the Limited Partner may withdraw from the Partnership only upon default by the General Partner of its duties and obligations under the Master UPREIT Agreement or related agreements, or upon the dissolution, liquidation, or bankruptcy of the General Partner. In the event of withdrawal during this time period for the reasons stated above, the Limited Partner’s designee serving as management of the Partnership under Article IV, above, or the General Partner in the event it exercised its discretion as set forth under Article IV, shall quit claim the Northern Properties to the Limited Partner or its designee. If the Limited Partner is adjudicated bankrupt, the Partnership shall not terminate, and the administrator of the bankrupt Limited Partner shall become an assignee of the interest of that Limited Partner.

6.2 Withdrawal of General Partner. The General Partner may not withdraw from the Partnership without the express written consent of the Limited Partner.

6.3 Removal of General Partner. The Limited Partner shall have no right, power, or authority to remove the General Partner.

Article VII

Termination of Partnership

7.1 Termination. The Partnership shall dissolve on the expiration of the term specified in section 1.6, by agreement of the Partners or on the sale of substantially all of the Partnership’s assets. On any such termination, the General Partner shall wind up the Partnership and apply and distribute its assets as provided in section 3.2.

Article VIII

Indemnification

8.1 Indemnification of Limited Partner by General Partner. The General Partner agrees to indemnify and hold the Limited Partner harmless against any losses or claims arising as a result of any false statements appearing in any Certificate of Limited Partnership filed by the General Partner on behalf of the Partnership.

8.2 Indemnification and Hold Harmless of General Partner by Limited Partner. The Limited Partner has been advised by its own counsel and advisors of the potential tax ramifications and liabilities associated with certain transfers of real property to the Limited Partner under Section 351 of the Code, and the conversion of units to shares under Section 721 of the Code. The Limited Partner represents and warrants that it has relied on its own advisors recommendations and advice associated with these provisions of the Code, amongst others. The Limited Partner agrees to indemnify and hold the General Partner harmless against any claims, audits, losses or other damages arising out of any interpretations or applications of law associated with these specific Code provisions.

8.3 Limited Indemnification of the Limited Partner and General Partner by the Partnership. The Limited Partner and the General Partner have made certain representations in the Master Agreement and this Agreement regarding the intended tax treatment of the contribution of properties to the Partnership and the intended tax treatment of the exchange of LP Units for shares of common stock in the General Partner. Notwithstanding this expressed intended tax treatment, the parties are cognizant of the fact that certain unforeseen circumstances might arise throughout their relationship, and performance of their respective duties and obligations under this Agreement, resulting in tax liability to the General Partner and/or the Limited Partner contrary to the intended tax treatment set forth in this Agreement.

The parties have agreed that the Partnership shall indemnify the General Partner and the Limited Partner, to the extent funds are available, associated with any resulting tax liability as a result of the conversion event set forth in Section 3.3, above, and any other related provision in the Master Agreement or this Agreement regarding the conversion event. The parties agree that this indemnity obligation under Section 8.3 shall not be borne, in any respect, by the General Partner or the Limited Partner in any manner.

To the extent both parties seek indemnity under this Section 8.3 associated with a taxable event associated with the conversion, the indemnity shall be split between the parties based on their respective LP Unit holdings. The payment of indemnity hereunder is limited to (a) the amount of the tax liability or obligation of the General Partner and/or Limited Partner, depending on the circumstances, minus any tax liability or obligation resulting from actions or decisions by the General Partner and/or Limited Partner, depending on who is making the claim for indemnity, on matters not associated with the Partnership (i.e. the Partnership shall not be responsible for any actions of the General Partner or Limited Partner outside the ordinary course of the Partnership’s business or the Master Agreement or this Agreement, and (b) reasonable attorney fees and costs, and auditor and accounting fees. This indemnity obligation is limited by the amount of funds available to the Partnership so as to not interfere with the ordinary course of the Partnership’s business and its ability to pay expenses of the Partnership in the ordinary course.

Article X

Miscellaneous

9.1 Governing Law. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

9.2 Agreement for Further Execution. At any time, on the General Partner’s request, the Partners agree to sign, swear to, or acknowledge the certificate of limited partnership required by the Act; to sign, swear to, or acknowledge any amendment to or cancellation of the certificate whenever that amendment or cancellation is required by law; to sign, swear to, or acknowledge similar certificates or affidavits or certificates of a fictitious firm name, trade name, or the like (and any amendments or cancellations of them) required by the laws of Michigan or any other jurisdiction in which the Partnership does, or proposes to do, business and file these documents for record when the filing is required by law. This section shall not prejudice or affect the rights of Limited Partners to approve certain amendments to this Agreement as provided in Section 10.2.

9.3 Entire Agreement. This Agreement is to be read consistent with the Master UPREIT Agreement and Contribution Agreements by and between the parties to effectuate the intent of creating an UPREIT structure. This Agreement, and the related agreements identified in the preceding sentence, contain the entire understanding among the parties and supersedes any previous understanding and agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties to this Agreement, relating to the subject matter of this Agreement, that are not fully expressed in this Agreement.

9.4 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement or its application to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected by it, but rather shall be enforced to the greatest extent permitted by law.

9.5 Notices. Notices to Partners or to the Partnership shall be deemed to have been given when mailed by prepaid registered or certified mail and addressed as set forth in this Agreement or as set forth in any notice or change of address previously given in writing by the addressee to the addresser.

9.6 Further Action. The Partners shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

9.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.8 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

9.9 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

9.10 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

9.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to convey the Northern Properties to the Partnership pursuant to the Master UPREIT Agreement, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the ownership limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.

9.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any fiscal year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of: (i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or (ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, reasonably determines, on the advice of counsel, that the receipt of such excess amounts shall not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a fiscal year as a consequence of the limitations set forth herein, such REIT Payments shall carry over and shall be treated as arising in the following fiscal year(s). The purpose of the limitations contained herein is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section shall be interpreted and applied to effectuate such purpose.

9.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

9.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make capital contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

9.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Limited Partners any rights whatsoever as vested stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

9.16 Construction. Whenever used in this Agreement, the singular shall include the plural and vice versa (where applicable), the use of the masculine, feminine or neuter gender shall include the other genders (unless the context otherwise requires), the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and other words of similar import refer to this Agreement as a whole (including all schedules and exhibits), the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision. The Limited Partner agrees that the General Partner is represented by separate legal counsel and that it has not relied on the General Partner’s legal advice, nor has it sought of the General Partner’s legal counsel or its accountants, for any legal or accounting advice, respectively.

Each of the parties to this Agreement has executed and sworn to this Agreement or has caused this Agreement to be duly executed on its behalf by its duly authorized officer listed on the first page of this Agreement.

GENERAL PARTNER

AMERICAN HOUSING INCOME TRUST, INC.,

a Maryland corporation.

   /s/ Jeff Howard

By: Jeff Howard

  Its: Chief Executive Officer and President

  LIMITED PARTNERS

  Northern New Mexico Properties, LLC,

  a New Mexico limited liability company

  /s/ Jerry Lopez

By: Jerry Lopez

Its: Member

Date:

 /s/ Les Gutierrez

By: Les Gutierrez

Its: Member

 Date:

  /s/ Camilla S. Lopez________________________

By: Camilla S. Lopez

Its: Member

 Date:

AMERICAN HOUSING INCOME TRUST, INC.,

a Maryland corporation.

/s/ Jeff Howard____________________________

By: Jeff Howard

Its: Chief Executive Officer and President

Exhibit A to Partnership Agreement

Certificate of Partnership Interest

AHIT NORTHERN NM PROPERTIES, LLP

a Maryland limited liability partnership

Certificate No. 1	___ % Partnership Interest

The undersigned, being the authorized member of the General Partner of AHIT Northern NM Properties, LLP, a Maryland limited liability partnership (the “Partnership”), hereby certifies that _______________, is a Limited Partner of the Partnership and owner of record of ___% of the limited partnership interests in the Partnership, with the rights, preferences, and limitations of which as set forth in the Limited Liability Partnership Agreement, dated as of July 8, 2016, as amended from time to time (the “Agreement”), and the Master UPREIT Agreement, as defined in the Agreement, and as amended from time to time (the “Master Agreement”). Copies of the Agreement and Master Agreement are on file at the Partnership’s principal office and available for inspection and/or may be obtained without cost upon request from the Partnership. This Certificate is transferable only on the books of the Partnership by the holder hereof or by a duly authorized attorney upon surrender of this certificate properly endorsed and the transfer of this limited partnership interest is subject to restrictions as set forth in the Agreement and the Master Agreement, and the transfer of the related partnership rights may be effected only upon compliance with the terms, provisions and procedures as set forth in the Agreement.

Dated: July 13 , 2016

By: /s/ Jeff Howard______________________ Name: Jeff Howard Title: Director, Chief Executive Officer and President of American Housing Income Trust, Inc., a Maryland corporation

This certificate evidences a LIMITED PARTNERSHIP INTEREST in AHIT NORTHERN NM PROPERTIES, lLp and shall be a security for purposes of Article 8 of the Uniform Commercial Code of the State of MARYLAND. The securities represented by this certificate have been acquired for investment and haVE not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. Without such registration, such securities may not be sold or otherwise transferred at any time whatsoever unless, in the opinion of counsel satisfactory to the PARTNERSHIP, (1) registration is not required for such transfer and (2) such transfer will not be in violation of the Act or applicable state securities laws, or any rule or regulation promulgated thereunder.

ANY SALE OR TRANSFER OF THESE LIMITED PARTNERSHIP INTERESTS OR ANY PART THEREOF, OR RECEIPT OF ANY CONSIDERATION THEREFOR, SHALL OCCUR IN COMPLIANCE WITH THE PROVISIONS OF THE AGREEMENT. ANY UNAUTHORIZED ASSIGNMENT OR TRANSFER SHALL BE VOID AB INITIO. BY ACCEPTANCE OF THIS CERTIFICATE AND, AS A CONDITION TO BEING ENTITLED TO ANY RIGHTS IN OR BENEFITS WITH RESPECT TO THE LIMITED PARTNERSHIP INTERESTS EVIDENCED HEREBY, A HOLDER HEREOF (INCLUDING ANY TRANSFEREE HEREOF) IS DEEMED TO HAVE AGREED, WHETHER OR NOT SUCH HOLDER IS ADMITTED TO THE PARTNERSHIP AS A SUBSTITUTED LIMITED PARTNER, TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE AGREEMENT.

(REVERSE SIDE OF SHARE CERTIFICATE)

FOR VALUE RECEIVED, _____________________________________________________ hereby sells, assigns and transfers unto ___________________________________ a limited partnership interest represented by the within Limited Partnership Certificate, and does hereby irrevocably constitute and appoint_______________________ attorneys to transfer the said limited partnership interest on the books of the within-named Limited Partnership with full power of substitution in the premises.

Dated: ______________________

Exhibit B to Partnership Agreement

Conversion Notice

To: American Housing Income Trust, Inc., or Transfer Agent for American Housing Income Trust, Inc.

As a Limited Partner of AHIT Northern NM Properties, LLP, a Maryland limited liability partnership (“AHIT Northern”), I hereby exercise my right under the Master UPREIT Agreement (“Master Agreement”) and the Limited Liability Partnership Agreement to convert _________ Limited Liability Partnership Interests in AHIT Northern into _________ shares of common stock in American Housing Income Trust, Inc. (“AHIT”) – a 1:1 exchange ratio. I represent, warrant, certify and agree that I am a Qualifying Party, as defined under the Master Agreement, and that I am, and at the closing of the conversion, will have good, marketable and unencumbered title to the Partnership Interests, free and clear of the rights or interests of any other person or entity. I have the full right, power and authority to tender and surrender my Partnership Interests to AHIT Northern in consideration of the issuance of shares of common stock in AHIT. To the extent necessary, I have obtained the consent or approval of all persons and entities having the right to consent to or approve such tender and surrender.

Dated: __________________________

________________________________

Name of Limited Partner

________________________________

Street Address

__________________, _________ __________

City State Zip Code

____________________________

Social Security Number or EIN

APPROVED BY AMERICAN HOUSING INCOME TRUST

By:_______________________

Its: _______________________

Dated: ____________________

Exhibit C

Certification of Limited Liability Partnership

Exhibit D

Northern Property Indebtedness